UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2022

Northern Lights Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-40524	86-2409612
(Commission File Number)	(IRS Employer Identification No.)

10 East 53rd Street, Suite 3001

New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (510) 323-2526

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Units, each consisting of one share of Class A Common Stock and one-half of one Redeemable Warrant	NLITU	The Nasdaq Stock Market LLC
Class A Common Stock, $0.0001 par value per share	NLIT	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	NLITW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Unit Purchase Agreement

As previously disclosed, on February 11, 2022, Northern Lights Acquisition Corp., a Delaware corporation (the “Company”) and 5AK, LLC, the Company’s sponsor (the “Sponsor”), entered into a definitive unit purchase agreement (the “Unit Purchase Agreement”) with SHF, LLC d/b/a Safe Harbor Financial, a Colorado limited liability company (the “Target”), SHF Holding Co., LLC, the sole member of the Target (the “Seller”), and Partner Colorado Credit Union, the sole member of the Seller (the “Seller Parent”), whereby the Company will purchase all of the issued and outstanding membership interests of the Target from the Seller (the “Business Combination”). As also previously disclosed, the Company, the Sponsor, the Target, the Seller, and the Seller Parent amended the Unit Purchase Agreement to extend the date by which the closing of the Business Combination had to occur (the “Outside Date”) from June 30, 2022 until July 29, 2022, with the ability for the deadline to be extended through August 31, 2022.

On September 19, 2022, the Company, the Sponsor, the Target, the Seller, and the Seller Parent entered into an amendment to the Unit Purchase Agreement (the “UPA Amendment”) to (i) further extend the Outside Date from August 31, 2022 until September 28, 2022 and (ii) provide for the deferral of $30 million (the “Deferred Cash Consideration”) of the $70 million due to the Seller at the closing of the Business Combination. The purpose of deferral is to provide the Company with additional cash to support its post-closing activities. Pursuant to the UPA Amendment, the Company will pay the Deferred Cash Consideration in six equal installments of $5,375,000, payable beginning on the first business day following January 1, 2023 and on the first business day of each of the following five fiscal quarters, for a total of $32,250,000 (which amount includes 5% interest annualized). The Deferred Cash Consideration may be prepaid by the Company, in whole or in part, at any time.

In consideration of the Seller’s and the Seller Parent’s agreement to the foregoing amendment to the Unit Purchase Agreement, and to secure the Company’s payment thereof, Luminous Capital USA Inc., an affiliate of the Sponsor (“Luminous”), has agreed to escrow 1,200,000 of the shares of the Company’s Class A Common Stock (the “Escrowed Shares”) to be received by Luminous at the closing of the Business Combination, such escrow to be evidenced by an escrow agreement with a third-party escrow agent reasonably acceptable to the parties and Luminous. The Escrowed Shares will be released to Luminous upon payment in full of the Deferred Cash Consideration. Luminous will meanwhile be entitled to vote all such Escrowed Shares.

The foregoing description is only a summary of the UPA Amendment and is qualified in its entirety by reference to the full text of the UPA Amendment, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On September 19, 2022, Northern Lights Acquisition Corp. (the “Company”) issued a press release announcing (i) the UPA Amendment and (ii) the anticipated closing date of the Company’s pending Business Combination (as defined below) and a supplement to the Company’s definitive proxy statement on Schedule 14A filed in conjunction therewith, as described in more detail in Item 8.01 of this Current Report on Form 8-K. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and will not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor will it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act.

Item 8.01.	Other Events.

Supplements to Definitive Proxy Statement

The Company held a special meeting on June 28, 2022 (the “Special Meeting”) at which the Company’s stockholders met to consider and approve the Business Combination and the other matters described in the Company’s definitive proxy statement filed with the SEC and distributed to the stockholders on June 10, 2022 (the “June Proxy Statement”). As previously disclosed, all matters presented at the Special Meeting were approved by the Company’s stockholders. The Company initially intended to close the Business Combination immediately following such approval; however, the closing of the Business Combination was delayed due to the ongoing review of the Company’s listing application by the Listing Qualifications Staff of the Nasdaq Stock Market (the “Listing Qualifications Staff”).

The Company currently anticipates closing the Business Combination by September 28, 2022. Because of the delay between the Special Meeting and the anticipated closing date, and in connection with certain revised disclosures set forth herein, the Company has determined to allow its public stockholders to request that the Company redeem their shares of Class A Common Stock for cash in accordance with the Company’s Amended and Restated Certificate of Incorporation. Please see “Additional Redemption Rights” below for more information.

In conjunction with the Company’s discussions with the Listing Qualifications Staff, the Company and the Target have revised certain sections of the June Proxy Statement to clarify certain aspects of the business of the Target. While the Company believes that the disclosures currently set forth in the June Proxy Statement comply fully with applicable law and regulations, to avoid any further delay to the closing of the Business Combination, the Company has determined to voluntarily supplement the June Proxy Statement with the supplemental disclosures attached hereto as Exhibits 99.2, 99.4, and 99.6 (the “Supplemental Disclosures”). Nothing in the Supplemental Disclosures shall be deemed an admission of the legal necessity or materiality under applicable law of any of the disclosures set forth herein. The Company is not resoliciting any votes or proxies from its stockholders.

The Supplemental Disclosures should be read in conjunction with the June Proxy Statement, which should be read in their entirety. All page references are to pages in the June Proxy Statement, and capitalized terms used therein, unless otherwise defined, have the meanings set forth in the June Proxy Statement. The June Proxy Statement is hereby supplemented by the Supplemental Disclosures (and, as so supplemented, is referred to herein as the “Amended Proxy Statement”) as follows:

●	The “Risk Factors” section of the June Proxy Statement beginning on page 64 of the June Proxy Statement is hereby deleted and replaced in its entirety by the revised “Risk Factors” section included as Exhibit 99.2 hereto. A redline comparison of the revised “Risk Factors” section as compared to the version in the June Proxy Statement is included as Exhibit 99.3 hereto.

●	The “Business of Safe Harbor Financial” section of the June Proxy Statement beginning on page 162 of the June Proxy Statement is hereby deleted and replaced in its entirety by the revised “Business of Safe Harbor Financial” section included as Exhibit 99.4 hereto. A redline comparison of the revised “Business of Safe Harbor Financial” section as compared to the version in the June Proxy Statement is included as Exhibit 99.5 hereto.

●	The “SHF’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the June Proxy Statement beginning on page 177 of the June Proxy Statement is hereby deleted and replaced in its entirety by the revised “SHF’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” section included as Exhibit 99.6 hereto. A redline comparison of the revised “SHF’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” section as compared to the version in the June Proxy Statement is included as Exhibit 99.7 hereto.

Additionally, the June Proxy Statement is further supplemented to remove all references to Paul Penney serving as the Chief Investment Officer of the post-combination company. Please see the “Other Updates” section of this Current Report on Form 8-K for more information.

Offering of Convertible Preferred Stock

As previously disclosed and as described in the June Proxy Statement, in order to finance a portion of the purchase price payable under the Unit Purchase Agreement, and the costs and expenses incurred in connection therewith, the Company entered into a Securities Purchase Agreement (the “PIPE Securities Purchase Agreement”) with certain investors (the “PIPE Investors”) concurrently with the execution of the Unit Purchase Agreement, pursuant to which such PIPE Investors committed to purchase $60 million of shares of Class A Convertible Preferred Stock (the “PIPE Shares”) and warrants (the “PIPE Warrants”) to purchase up to a number of shares of the Class A Common Stock equal to 50% of shares of the Class A Common Stock issuable upon conversion of the PIPE Shares (the “PIPE Financing”). The closing of the PIPE Financing will occur immediately prior to the closing of the Business Combination.

Following the delay in the closing of the Business Combination, the Company and its advisors have continued to hold discussions with the PIPE Investors and are in the process of confirming the final pool of investors that will participate in the PIPE Financing. The Company will file a Current Report on Form 8-K with the SEC disclosing any changes to the terms of the PIPE Financing that result from these discussions.

Additional Redemption Rights

Although the Company is not resoliciting any votes or proxies for any of the matters previously approved at the Special Meeting, the Company will allow its public stockholders to request that the Company redeem their shares of Class A Common Stock for cash in accordance with the Company’s Amended and Restated Certificate of Incorporation.

Pursuant to our Amended and Restated Certificate of Incorporation, any holders of our public shares may demand that such shares be redeemed in exchange for a pro rata share of the aggregate amount on deposit in the Trust Account, less franchise and income taxes payable, calculated as of two business days prior to the consummation of the Business Combination. If demand is properly made and the Business Combination is consummated, these shares, immediately prior to the Business Combination, will cease to be outstanding and will represent only the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account that holds the proceeds of the Company’s initial public offering (calculated as of two business days prior to the consummation of the Business Combination, less franchise and income taxes payable). For illustrative purposes, based on the fair value of investment securities held in the Trust Account of $118,458,452 as of September 19, 2022, the estimated per share redemption price would be approximately $10.30.

To exercise its redemption rights, a stockholder must (i) if it holds public units of the Company, separate the underlying public shares of Class A Common Stock and public warrants, and (ii) prior to 5:00 p.m. Eastern Time on Friday, September 23, 2022 , (a) tender its shares of Class A Common Stock by either physically delivering its share certificate to Continental Stock Transfer & Trust Company, the Company’s transfer agent (the “Transfer Agent”), or electronically through DTC’s DWAC system, and (b) submit a request in writing that the Company redeem such shares for a pro rata portion of the funds held in the Trust Account to the Transfer Agent, at the following address:

Continental Stock Transfer & Trust Company

1 State Street 30th Floor

New York, New York 10004

Attention: Mark Zimkind

Email: mzimkind@continentalstock.com

If a broker, dealer, commercial bank, trust company or other nominee holds the stockholder’s public units, the stockholder must instruct such nominee to separate the public units. The nominee must send written instructions by facsimile to Continental Stock Transfer & Trust Company, the Transfer Agent. Such written instructions must include the number of public units to be split and the nominee holding such public units. The nominee must also initiate electronically, using DTC’s DWAC system, a withdrawal of the relevant units and a deposit of an equal number of public shares and public warrants. This must be completed far enough in advance to permit the nominee to exercise the redemption rights upon the separation of the public shares from the public units. While this is typically done electronically on the same business day, stockholders should allow at least one full business day to accomplish the separation. If the public shares are not timely separated, the exercise of redemption rights may be delayed or may not occur.

Stockholders that have already requested redemption of their shares in accordance with the foregoing procedures, and whose redemption request was not reversed, need not take any further action. Redemption rights are not available with respect to the shares held by the Sponsor or by the purchasers under forward purchase agreements entered into on June 16, 2022 among the Company, the Target and Midtown East Management NL LLC (please see the Company’s Current Report on Form 8-K filed on June 17, 2022 for more information).

Please see the “Special Meeting in Lieu of the 2022 Annual Meeting of Company Stockholders – Redemption Rights” section of the June Proxy Statement on page 105 of the June Proxy Statement for additional information regarding the process to exercise redemption rights.

Other Updates

Fameree Consulting Agreement

Effective as of July 1, 2022, the Target and Chris Fameree, the Company’s Chief Financial Officer, entered into an independent contractor agreement (the “Independent Contractor Agreement”), whereby Mr. Fameree provides assistance with certain financial reporting, accounting, and other related services to the Target during the interim period until the closing of the Business Combination. Mr. Fameree will receive a monthly consulting fee of $23,750.00 from the Target for the term of the Independent Contractor Agreement, which the parties intend to terminate upon the consummation of the Business Combination.

Departure of Chief Investment Officer

Paul Penney’s role as a consultant to the Target will terminate effective as of September 30, 2022. The Target is currently anticipates filling his role with other internal candidates and is undertaking a search for a replacement.

Additional Information and Where to Find It

The proposed Business Combination involving the Company and the Target was submitted to the stockholders of the Company for their consideration. The Company filed the June Proxy Statement with the SEC on June 10, 2022, which was distributed to the stockholders of the Company in connection with the Company’s solicitation for proxies for the vote by the stockholders of the Company in connection with the proposed Business Combination and other matters as described in the June Proxy Statement. Before making any voting decision, the stockholders of the Company and other interested persons were advised to read the June Proxy Statement along with all other relevant documents filed with the SEC in connection with the proposed Business Combination and the Company’s solicitation of proxies for its special meeting of stockholders to be held to approve, among other things, the proposed Business Combination, because these documents contain important information about the Company, the Target, and the proposed Business Combination. The stockholders approved the Business Combination on June 28, 2022. Stockholders will be able to obtain free copies of the Amended Proxy Statement as well as other documents filed with the SEC regarding the proposed Business Combination and other documents filed with the SEC by the Company, without charge, at the SEC’s website located at www.sec.gov or by directing a request to Northern Lights Acquisition Corp., 10 East 53rd Street, Suite 3001, New York, NY, 10022, or by telephone at (615) 554-0044.

Participants in Solicitation

The Company and its directors and executive officers may be deemed participants in the solicitation of proxies from the Company’s stockholders with respect to the Business Combination. Information about those directors and executive officers and a description of their interests in the Company is contained in the Company’s Registration Statement on Form S-1 filed with the SEC on June 2, 2021 in connection with its initial public offering, its Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 25, 2022, the Amended Proxy Statement, each of which was filed with the SEC and is available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to Northern Lights Acquisition Corp., 10 East 53rd Street, Suite 3001, New York, NY, 10022.

The Seller, the Seller Parent, the Target, and their respective directors, managers, and executive officers may also be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the Business Combination. A list of the names of such parties and information regarding their interests in the Business Combination may be obtained by reading the Amended Proxy Statement.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. These forward-looking statements include, but are not limited to, statements with respect to trends in the cannabis industry, including changes in U.S and state laws, rules, regulations and guidance relating to the Target’s services, the Target’s growth prospects and the Target’s market size, the Target’s projected financial and operational performance, including relative to its competitors, new product and service offerings the Target may introduce in the future, the proposed Business Combination, including the implied enterprise value, the expected post-closing ownership structure and the likelihood and ability of the parties to successfully consummate the Business Combination, the risk that the proposed Business Combination may not be completed in a timely manner or at all, which may adversely affect the price of the Company’s securities, the failure to satisfy the conditions to the consummation of the proposed Business Combination, , the effect of the announcement or pendency of the proposed Business Combination on the Company’s or the Target’s business relationships, performance, and business generally, the outcome of any legal proceedings that may be instituted against the Company or the Target related to the Unit Purchase Agreement or the proposed Business Combination, the ability to maintain the listing of the Company’s securities on the Nasdaq Capital Market, the price of the Company’s securities, including volatility resulting from changes in the competitive and highly regulated industry in which the Target plans to operate, variations in performance across competitors, changes in laws and regulations affecting the Target’s business and changes in the combined capital structure, the ability to implement business plans, forecasts, and other expectations after the completion of the proposed Business Combination, and identify and realize additional opportunities, and other statements regarding the Target’s and the Company’s expectations, hopes, beliefs, intentions or strategies regarding the future. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

In addition to factors previously disclosed in the Company’s reports filed with the SEC, the Amended Proxy Statement, and those identified elsewhere in this communication, the following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (i) the risk that the transactions contemplated by the Unit Purchase Agreement may not be completed in a timely manner or at all, which may adversely affect the price of the Company’s securities; (ii) the risk that the transactions contemplated by the Unit Purchase Agreement may not be completed by the Company’s Business Combination deadline as extended and the potential failure to obtain an additional extension of the Business Combination deadline if sought by the Company; (iii) the failure to satisfy the conditions to the consummation of the transactions contemplated by the Unit Purchase Agreement, including the satisfaction of the minimum cash amount following redemptions by the Company’s public stockholders and the receipt of certain governmental and regulatory approvals; (iv) the lack of a third-party valuation in determining whether or not to pursue the transactions contemplated by the Unit Purchase Agreement; (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the Unit Purchase Agreement prior to closing; (vi) the effect of the announcement or pendency of the transactions contemplated by the Unit Purchase Agreement on the Target’s business relationships, performance and business generally; (vii) risks that the transactions contemplated by the Unit Purchase Agreement disrupt current plans and operations of the Target; (viii) the outcome of any legal proceedings that may be instituted against the Target or the Company related to the Unit Purchase Agreement or the transactions contemplated thereby; (ix) the ability to maintain the listing of the Company’s securities on Nasdaq Capital Market; (x) the price of the Company’s securities, including following the closing, may be volatile due to a variety of factors, including changes in the competitive and regulated industries in which the Target operates, variations in performance across competitors, changes in laws and regulations affecting the Target’s business and changes in the capital structure, and the dilutive impact of the shares to be issued in connection with the Business Combination, the private placement to be completed in conjunction with the Business Combination, and the terms of the Forward Purchase Agreement; (xi) the ability to implement business plans, forecasts, and other expectations after the completion of the transactions contemplated by the Unit Purchase Agreement, and identify and realize additional opportunities; (xii) the risk of downturns and the possibility of rapid change in the highly competitive industry in which the Target operates, and the risk of changes in applicable law, rules, regulations and regulatory guidance that could adversely impact the Target’s operations; (xiii) the risk that the Target and its current and future collaborators are unable to successfully develop and commercialize the Target’s products or services, or experience significant delays in doing so; (xiv) the risk that the Target may not achieve or sustain profitability; (xv) the risk that the Target will need to raise additional capital to execute its business plan, which may not be available on acceptable terms or at all; and (xvi) the risk that the Target experiences difficulties in managing its growth and expanding operations.

Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. All information set forth herein speaks only as of the date hereof in the case of information about the Company and the Target or the date of such information in the case of information from persons other than the Company or the Target, and we disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this communication. Forecasts and estimates regarding the Target’s industry and end markets are based on sources we believe to be reliable, however there can be no assurance these forecasts and estimates will prove accurate in whole or in part. Annualized, pro forma, projected, and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

No Offer or Solicitation

This Current Report on Form 8-K relates to a proposed business combination between the Company and the Target and does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment to Unit Purchase Agreement

99.1	Press Release

99.2	Revised Risk Factors Section of Proxy Statement

99.3	Redline Comparison of Risk Factors Section of Proxy Statement

99.4	Revised Business of Safe Harbor Financial Section of Proxy Statement

99.5	Redline Comparison of Business of Safe Harbor Financial Section of Proxy Statement

99.6	Revised SHF’s Management’s Discussion and Analysis of Financial Condition and Results of Operations Section of Proxy Statement

99.7	Redline Comparison of SHF’s Management’s Discussion and Analysis of Financial Condition and Results of Operations Section of Proxy Statement

104	Cover Page Interactive Data File (Embedded within the Inline XBRL document and included in Exhibit)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN LIGHTS ACQUISITION CORP.

Date: September 19, 2022	By:	/s/ John Darwin
John Darwin
Co-Chief Executive Officer